Exhibit 99.1

STR HOLDINGS ANNOUNCES NEW BOARD OF DIRECTOR COMPOSITION

Enfield, Conn. — December 15, 2014 — STR Holdings, Inc. (NYSE: STRI) (“STR” or the “Company”) today announced that in connection with the closing of the previously announced transactions with Zhenfa Energy Group Co., Ltd. (“Zhenfa”), the Company increased the size of its board of directors from five to seven members and appointed four new directors: Andrew Africk, 48, Eugene Cha, 58, Qu Chao, 38, and Xin (Cindy) Lin, 42. Dennis L. Jilot and Robert M. Chiste have resigned from the board effective upon the closing of the Zhenfa transaction.

Messrs. Africk and Cha are each considered independent in accordance with the rules of The New York Stock Exchange, and Mr. Qu and Ms. Lin are affiliated with Zhenfa.

Andrew Africk is the founder of Searay Capital LLC, a private investment company. Mr. Africk established Searay Capital in July 2013 after 21 years leading private equity and capital markets investments for Apollo Global Management LLC, a leading global alternative asset manager with assets under management exceeding $150 billion.  As a Senior Partner at Apollo, Mr. Africk was responsible for investments in technology and communications and has over 22 years of experience financing, analyzing and investing in public and private companies. Mr. Africk also currently serves as a director of Alliqua Biomedical. In the last five years, Mr. Africk has served on the boards of directors for various public companies including Hughes Telematics, Inc. and Hughes Communications, Inc.

Eugene Cha currently serves as Chairman of CPY Financial Factoring Co., Ltd. and as a non-executive director of Core Pacific Yamaichi Securities (HK) Co., Ltd.  Mr. Cha also serves as an independent director at Founder Fubon Fund Management Co., Ltd., and as an external supervisor at Xiamen Bank. From 1984 to 2006, Mr. Cha was a partner with the international law firm Cha & Cha LLP and focused his practice on international corporate finance and mergers and acquisitions.  Mr. Cha has also served as an independent director at Dacheng Fund Management Co., Ltd and as Vice Chairman of the YouChange PuRong Information Technology, Ltd. and two financial companies designed to increase access to microfinance for millions of poor farmers in rural China.  Mr. Cha has been a director and past president of the Chinese American Political Action Association in New York and also served as a Member of the National Assembly, Taiwan from 1992 until 1996.

Qu Chao has served as the General Manager of Zhenfa Chongqing Overseas Investment Co., Ltd., Vice General Manager of Zhenfa and Vice President of Zhenfa and its affiliated entities (together, the “Zhenfa Group”) since January 2014, where he manages the companies and focuses on finance management, investment and overseas business. Since 2012, Mr. Qu has served in a number of capacities with the Zhenfa Group, including as Chairman Assistant and Director of Finance & Investment Department of Zhenfa, and Director,

Vice General Manager, and Chief Financial Officer of Zhenfa. As one of the founders of Zhenfa, Mr. Qu developed the electricity investment business for Zhenfa and also was responsible for Zhenfa’s strategic relationship with First Solar.  Prior to joining the Zhenfa Group, Mr. Qu served as Chief Financial Officer at CECEP (Jiangyin) Low Carbon Economy & Technology Development Co., Ltd., and China Energy Conservation and Environmental Protection Investment (Wuxi) Co., Ltd.  Mr. Qu also has auditing experience in China, having worked as Senior Project Manager (responsible for assisting a public company) in Beijing Xinghua Certified Public Accountants Co., Ltd.

Xin (Cindy) Lin is currently President of Zhen Fa New Energy (U.S.) Co., Ltd., having served in this capacity since April 2013, and is responsible for leading Zhenfa’s activities in the U.S., including investment and acquisitions.  Ms. Lin has also worked at Medtronic IT since August 2001, where she currently serves as senior principal IT developer, with a primary focus in business intelligence, data management and data analytics. In 2006, Ms. Lin founded L&B International LLC, a consulting firm focusing on providing consulting services in the area of renewable energy development, and is currently its President. Ms. Lin previously worked at the Bank of China in Beijing, China, where she was responsible for international trade settlement and financial instruments for export and import companies.

In addition to the new director appointments, Robert S. Yorgensen, the Company’s President and Chief Executive Officer, has been appointed as Chairman of the Board and will continue as President and CEO.

Mr. Yorgensen stated, “I am confident that the skillsets of our new directors will be highly complementary to those of our continuing directors and that our board will continue to have the requisite experience to carry out our fiduciary duties to our shareholders from day one, as well as the deep and varied business acumen to foster growth and value creation for the Company.”

John J. Janitz and Andrew M. Leitch will continue to serve in their current capacities as independent directors.  Mr. Janitz will continue to chair the compensation committee and will also chair the nominating and corporate governance committee, while Mr. Leitch will continue to chair the audit committee and together they will comprise the newly created special committee of continuing directors.

Mr. Yorgensen commented, “On behalf of our board and all of our employees, I would like to extend our sincere appreciation and gratitude to Den Jilot and Bob Chiste for their contributions to STR and its shareholders. Den’s leadership will forever be embedded in the culture of STR through his 18 years of dedicated service as our former CEO and Chairman.  Den has been a terrific leader, mentor and advisor and I am personally grateful for having had the opportunity to work closely with him.”

Mr. Yorgensen continued, “Bob Chiste has been an invaluable contributor to the board since joining in 2010 and played a pivotal role in our successful search for strategic alternatives.  Bob’s experience as a former public company CEO brought a unique and valuable perspective to our board and senior management team and it’s been a pleasure to have worked with him.”

About STR Holdings, Inc.

STR Holdings, Inc. is a provider of encapsulants to the photovoltaic module industry. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strsolar.com.

Forward-Looking Statements

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties, including statements about STR’s and Zhenfa’s plans, objectives, expectations and intentions. Such statements include, without limitation, statements about the anticipated benefits and opportunities provided by the transaction and our relationship with Zhenfa, and other statements that are not historical fact. We cannot assure that we will benefit from our association and agreements with Zhenfa, or that we will be able to achieve growth or profitability.   Forward-looking statements may contain such words as “may,” “could, “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology, and include assumptions that underlie such statements. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, but not limited to: the ability to realize synergies from the proposed transaction; operational challenges in achieving strategic objectives and executing our plans; the risk that markets do not evolve as anticipated; the potential impact of the general economic conditions and other economic, business and/or competitive factors. The risks included are not exhaustive. Other factors that could adversely affect the transaction and our business and prospects is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Form 10-K, 10-Q and 8-K, as well as the proxy statement filed by STR to solicit the approval of the transaction, which contains and identifies other important factors that could cause actual results to differ materially from those contained in any projections or forward-looking statements.

Company Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Vice President and Chief Financial Officer

+1 (860) 265-1247

joseph.radziewicz@strholdings.com